Exhibit 10.2

Execution

SECURED RESIDUAL LOAN AGREEMENT

Secured Residual Loan Agreement (this “Agreement”), dated as of the Effective Date is entered into by and among Borrower, Lender, and Guarantor.

BUSINESS LOAN AGREEMENT

Certain material defined terms:

Effective Date	June 30, 2014
Borrower	Payprotec Oregon, LLC d/b/a Securus Payments, an Oregon limited liability company with a principal office at 7724 SE Aspen Summit Drive, Suite 300, Portland, Oregon 97266
Lender	BlueAcre Ventures LLC, a Delaware limited liability company with a principal office at 15950 North 76th Street, Suite 100, Scottsdale, Arizona 85260
Guarantors	Excel Corporation, a Delaware corporation with an address at 595 Madison Avenue, Suite 1101, New York, New York 10022
Principal Amount	$1,200,000.00
Interest Rate	Means the rate of interest set forth in the Note
Maturity Date	Three (3) years from the Effective Date
ISO	First Data Merchant Services Corporation, a Delaware corporation
Baseline Amount	$200,000.00 per month
Document Fee	$3,500.00
Attorney Fee	None payable
Origination Fee	$24,000.00

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

1.1      CERTAIN DEFINED TERMS. All capitalized terms used in this Agreement shall have the following meanings, unless defined in the preamble hereto. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as adopted in Arizona, as amended from time to time.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of the State of Arizona.

“Closing Date” shall mean the first day on which all of the conditions set forth in Section 4.1 have been satisfied or, at Lender’s option, waived, prior to 1:30 PM pacific standard time, and in any event on or before the date three (3) days from the Effective Date.

“Collateral” has the meaning set forth in Section 3.1.

“Default Rate” means the lesser of (a) the Maximum Rate and (b) 5.0% + the applicable interest rate under the Note.

“Due Date” has the meaning set forth in Section 2.4.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Event of Default” has the meaning set forth in Section 7.1.

“GAAP” means generally accepted accounting principles of the United States of America, consistently applied.

“Guarantor” has the meaning set forth in the introductory paragraph.

“Guaranty” means that certain guarantee made by Guarantor in favor of the Lender, attached hereto.

“Indemnitee” has the meaning set forth in Section 6.1(f).

“ISO Holdings” means ISO Holdings LP.

“ISO Services Agreement” has the meaning set forth in Exhibit A.

“Lender” has the meaning set forth in the introductory paragraph.

“Loan” means the loan Borrower has requested from the Lender, hereby issued for the Principal Amount, which is secured by the Residuals and Borrower’s rights in the Merchant Agreements and Lender is willing to make the Loan, subject to the terms and conditions of this Agreement and the other Loan Documents.

“Loan Documents” mean this Agreement, the Note, the Guaranty, and all Third Party Consents and Assignments.

“Loan Obligations” means all obligations, indebtedness, and liabilities of the Borrower to Lender, arising pursuant to any of the Loan Documents, including, without limitation, the Note, the obligation of the Borrower to repay the Loan, interest on the Loan, and all fees, costs, and expenses provided for in the Loan Documents.

“Maximum Rate” means the maximum nonusurious interest rate, if any, at any time, or from time to time, that may be contracted for, taken, reserved, charged or received under applicable state and federal laws.

“Merchants” means acceptable businesses identified on Exhibit B hereto which are covered by the Merchant Agreements.

“Merchant Agreements” means those agreements Borrower has entered into regarding credit card processing services provided by the Borrower to Merchants, processing service agreements, and other related agreements (each as listed on Exhibit A attached hereto) pursuant to which the Borrower acquired certain rights and obligations with respect to the solicitation and maintenance of the Portfolio.

“Monthly Payment” has the meaning set forth in Section 2.4.

“Note” has the meaning set forth in Section 4.1(c).

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

“Portfolio” means the portfolio of accounts identified on Exhibit A and otherwise covered by the Merchant Agreements.

“Residuals” means payments and rights to payments each month made to Borrower for Borrower’s efforts to market and sell merchant acquiring services pursuant to any Merchant Agreement.

“Third Party Consents and Assignments” has the meaning set forth in Section 4.1(d).

1.2      ACCOUNTING MATTERS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, except as otherwise stated herein. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year are calculated.

1.3      CONSTRUCTION. Wherever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. The headings, captions or arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

ARTICLE II
AMOUNT AND TERMS OF LOAN

2.1 LOAN. Subject to the terms and conditions of this Agreement and the Note and in reliance upon the representations, warranties and covenants set forth in this Agreement, Lender has agreed to lend to the Borrower and the Borrower has agreed to borrow from Lender as of the date hereof the Principal Amount at the Interest Rate; provided, that, during each successive one year period following the Effective Date (resetting each year), if Borrower introduces merchants not listed on Exhibit B (the “New Merchants”) to BlueSquare Resolutions, LLC, and such New Merchants are approved by BlueSquare Resolutions, LLC pursuant to that certain Independent Contractor Agreement between Borrower and BlueSquare Resolutions, LLC dated on or about the Effective Date, then Lender shall reduce the original Interest Rate for such one year period pursuant to the following schedule:

Average monthly New Merchant applications accepted	Interest Rate reduction
150-249	2%
250 plus	4%

Upon Lender’s determination that Borrower is entitled to an Interest Rate reduction set forth above, Lender shall promptly refund Borrower the amount equal to the difference between Borrower’s Monthly Payments for the prior year and what Borrower’s Monthly Payments would have been had said Interest Rate reduction been applied.

Borrower understands and agrees that the stated face rate of interest and the effective rate of interest applicable to the Note may vary dramatically due to the fact that interest is calculated based on the beginning Principal Amount and is not reduced as principal and interest are paid by Borrower.

2.2 LOAN FEES. In consideration of the Loan to be made by Lender to the Borrower, Borrower shall pay Lender the following:

(a)
Document Fee.  The Document Fee shall be payable on the Effective Date. The Document Fee shall be fully earned on the Effective Date and shall not be refundable for any reason whatsoever. Lender shall deduct the Document Fee from the amount distributed at funding to Borrower, but, for the avoidance of doubt, the Document Fee shall not be deducted from the Principal Amount due under the Loan.

(b)
Origination Fee.  The Origination Fee shall be payable on the Effective Date. The Origination Fee shall be fully earned on the Effective Date and shall not be refundable for any reason whatsoever. The Lender shall deduct the Origination Fee from the amount distributed at funding to the Borrower but, for the avoidance of doubt, the Origination Fee shall not be deducted from the Principal Amount due under the Loan.

2.3 MATURITY DATE. The outstanding Principal Amount due hereunder, together with all accrued interest and any additional fees, if not paid sooner, shall be due and payable in full on the Maturity Date. In addition to the rights and remedies set forth in this Agreement and the Note, if the Borrower fails to make the required payments on the Maturity Date, then the unpaid principal balance on the Loan shall automatically bear interest at the Default Rate.

2.4 REPAYMENT. The Borrower shall repay the Loan and pay any accompanying fees and interest due thereunder in monthly installments pursuant to Schedule 2.4 attached hereto (each such payment, a “Monthly Payment”). The last Monthly Payment shall be made on the Effective Date by deducting such Monthly Payment from the amount distributed at funding to Borrower; thereafter, each Monthly Payment will be paid on or prior to the last day of each calendar month after the Effective Date up to and including the Maturity Date (each such date, a “Due Date”).

2.5 PREPAYMENT.  Borrower may prepay all outstanding Loan Obligations in whole, upon thirty (30) days advance written notice to Lender, as set forth in this Section 2.5:

(a)	Up to three (3) months from the Effective Date, Borrower shall have the option, but not the obligation, to prepay all outstanding Loan Obligations for $1,320,000 less payments already received.

(b)	Up to six (6) months from the Effective Date, Borrower shall have the option, but not the obligation, to prepay all outstanding Loan Obligations for $1,350,000 less payments already received.

(c)	Up to twelve (12) months from the Effective Date, Borrower shall have the option, but not the obligation, to prepay all outstanding Loan Obligations for $1,488,000 less payments already received.

2.6 LATE CHARGE; FAILED ACH CHARGE.  If any Monthly Payment due under the Loan is not paid in full within ten (10) days of the due date thereof, the Borrower shall, in addition to such amount due, pay a late charge equal to five percent (5%) of such unpaid amount.  In addition, if any Automated Clearinghouse (ACH) payment from Borrower to Lender in accordance with Section 2.8 below is rejected for any reason whatsoever, Borrower shall pay to Lender a fee in the amount of fifty dollars ($50.00) for each instance in which an ACH payment is rejected or otherwise fails.

2.7 WITHHOLDING AND OTHER TAXES. If any withholding or deduction from any payment to be made by the Borrower under this Agreement is required in respect of any taxes pursuant to any applicable law, rule or regulation, the Borrower will: (a) pay to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and (c) if such payment is made by Lender directly to such taxing authority, Borrower shall immediately repay to Lender the amount paid by Lender and such repayment shall not reduce any other Loan Obligations.

2.8 PAYMENTS AND COMPUTATIONS.

(a)
Method of Payment.  All payments of principal, interest, and other amounts to be made by the Borrower under the Loan Documents shall be made to Lender in U.S. dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 3:00 P.M. (eastern standard time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) to the account set forth on Schedule 2.8. Monthly Payments may be made via residual redirection or assignment or any other method, in each case, as elected by Lender. Lender will deduct the Monthly Payment (plus any fees or other amounts due and payable hereunder) upon receipt of Residuals and pay any balance remaining to the Borrower at a location provided by the Borrower. If the Residuals are not sufficient to make any Monthly Payment, the Borrower must pay the difference to Lender immediately.

(b)
Application of Funds. Lender shall apply all payments received by it first to the Monthly Payments and thereafter to any other Loan Obligations; provided, that upon the occurrence and continuation of an Event of Default, Lender may apply all payments received by it to the Loan Obligations in such order and manner as Lender may elect in its reasonable discretion.

(c)
Payments on a Non-Business Day. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day without the incurrence of additional fees or expenses.

(d)
Proceeds of Collateral. All proceeds received by Lender from the sale or other liquidation of the Collateral when an Event of Default exists shall first be applied as payment of the accrued and unpaid fees and expenses of Lender hereunder, and then to all other unpaid and unreimbursed Loan Obligations (including reasonable attorneys’ fees and expenses) owing to Lender and then any remaining amount of such proceeds shall be applied to the unpaid amounts of Loan Obligations, until all the Loan Obligations have been paid and satisfied in full or cash collateralized.  After all the Loan Obligations (including without limitation, all contingent Loan Obligations) have been paid and satisfied in full, and all other obligations of the Borrower to Lender have been satisfied, any remaining proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Borrower or as otherwise determined by applicable law or applicable court order.

(e)
Computations. All computations of interest and fees shall be made on the basis of actual number of days lapsed over a year of 365 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

2.9 Maximum Amount Limitation. The Borrower hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein and in the Note, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, any late charges, and any fees or charges to be paid by the Borrower pursuant to the provisions of each of the Loan Documents.  Lender and the Borrower agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the Maximum Rate. In such event, if Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective rate under any of the Loan Documents to a rate in excess of the Maximum Rate, all such sums deemed to constitute interest in excess of the Maximum Rate shall, at the option of Lender, to the extent permitted by applicable laws, be credited to the payment of other amounts payable by the Borrower hereunder by amortizing, prorating and spreading over the period of the Loan. This section shall control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in the Loan Documents, and the terms of this section shall be deemed to be incorporated in every Loan Document and communication related thereto.

2.10 NO REBORROWINGS. Any portion of the Loan repaid or prepaid may not be reborrowed.

ARTICLE III
SECURITY

3.1 COLLATERAL AND LOAN SECURITY.

(a)
Security Interest. As security for the payment of the Loan and all other liabilities and obligations of the Borrower to Lender, now existing or hereafter created, the Borrower hereby assigns and grants to Lender a continuing security interest in all right, title and interest of the Borrower in and to all of the Merchant Agreements, Residuals and Merchants now owned and, with respect to the Merchants, at any time hereafter acquired by the Borrower, including any proceeds (in the form of cash, property or otherwise therefrom or relating thereto), subject only to the now-existing rights of ISO therein (collectively, the “Collateral”).  The Borrower shall also redirect the Residuals from the Merchant Agreements to Lender to allow for all the Residuals to be paid directly to Lender to satisfy the Borrower’s Loan Obligations. On each Due Date, Lender will accept the Residuals received since the previous Due Date as Monthly Payment to satisfy the amounts owed by Borrower to Lender at such time. If the amount of Residuals exceeds the Monthly Payment owed on a Due Date, the Lender will pay such amounts in excess of the Monthly Payment to the Borrower. If for any reason the Residuals on a Due Date are not sufficient to pay the amounts owed by Borrower on such date, the Borrower must pay the difference to the Lender immediately.

(b)
Perfection Documents. Lender is authorized to file any financing statement or amendment thereto naming the Borrower as debtor, and describing the Residuals and Merchant Agreements in accordance with Section 3.1(a).

(c)
Other Agreements. The Borrower shall execute and deliver any other agreements, documents, instruments and writings as Lender may reasonably request from time to time to satisfy the Borrower’s obligations pursuant to this Article 3.

(d)
Power of Attorney with respect to Collateral.  Each of the officers of Lender is hereby, subject to the last sentence of this Section 3.1(d), irrevocably made, constituted and appointed the true and lawful attorney-in-fact for the Borrower (without requiring any of them to act as such and without notice) with full power of substitution to enforce the rights and remedies of the Lender hereunder, including, without limitation, to do the following: (1) execute in the name of the Borrower any financing statements, security agreements, schedules, assignments, instruments, documents and statements that the Borrower is obligated to give Lender hereunder or are necessary to perfect Lender’s security interest or lien in the Residuals; (2) verify the validity, amount or any other matter relating to the Residuals by mail, telephone, telecopy or otherwise; (3) execute such documents and take such actions as Lender reasonably deems necessary to effectuate the objects and intentions of this Agreement; and (4) immediately and automatically upon the occurrence of any Event of Default, as it relates to the Residuals, (a) receive and endorse the name of the Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to the Borrower and constitute collections on the Borrower’s accounts and sign the Borrower’s name on any invoices or bills of lading; (b) ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to, and to the extent of, the rights assigned to it by or on behalf of the Borrower; (c) do, at its option and at the expense and for the account of the Borrower, at any time or from time to time, all acts and things which the Borrower deems reasonably necessary to protect or preserve the Residuals and to collect on such Residuals; (d) pay or discharge any taxes, liens, or other encumbrances levied or placed on or threatened against the Borrower or the Residuals; (e) commence, file, prosecute, defend, settle, or otherwise undo any claim, litigation, suit, action or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Borrower for the purpose of collecting any and all such moneys due in respect of the Residuals to the Borrower whenever payable and to enforce any other right in respect of the Residuals; and (f) do such other and further acts and deeds in the name of the Borrower that Lender may reasonably deem necessary or desirable to enforce any Residual. The Borrower hereby ratifies and approves all acts of the attorney. Neither Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except to the extent of such Person’s gross negligence or willful misconduct.  This power, being coupled with an interest is irrevocable until the Loan Obligations have been satisfied.

(e)
Representations, Warranties and Covenants Concerning the Residuals.  The Borrower represents and warrants to Lender and, until the Loan Obligations have been satisfied and the Loan has been terminated, covenant to Lender as follows:

1.
All of the Borrower’s right, title and interest in the Collateral now owned or hereafter acquired (i) are owned by the Borrower free and clear of all liens (including any claims of infringement) except those in Lender’s favor, and  (ii) is not subject to any agreement prohibiting the granting of a lien or requiring notice of or consent to the granting of a lien, except for those agreements and restrictions set forth on Schedule 3.1(e).

2.	The Borrower shall not encumber, mortgage, pledge, assign or grant any lien in any of its right, title or interest now owned or hereafter acquired in the Collateral to anyone other than Lender.

3.
The liens granted pursuant to this Agreement constitute valid first-lien security interests in all of Borrower’s right, title and interest now owned or hereafter acquired in the Collateral in favor of Lender as security for the prompt and complete payment and performance of the Loan Obligations, and except pursuant to bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles, enforceable in accordance with the terms hereof against any and all creditors of and any purchasers from the Borrower (other than purchasers of inventory in the ordinary course of business).  Upon the proper filing and recordation of UCC financing statements, the Lender shall have a first priority perfected security interest in Borrower’s right, title and interest now owned or hereafter acquired in the Collateral of the Borrower to the extent such security interest can be perfected by the filing of a UCC financing statement.

4.
No effective security agreement, mortgage, deed of trust, financing statement, equivalent security or lien instrument or continuation statement authorized by the Borrower and covering all or any part of the Borrower’s right, title and interest now owned or hereafter acquired in the Collateral is or will be on file or of record in any public office except with respect to the Lender’s liens hereunder.

5.
The Borrower shall defend the right, title and interest of Lender now owned or hereafter acquired in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) notification of Lender’s interest in Collateral at Lender’s request, and (ii) the institution of litigation against third parties as shall be prudent in order to protect and preserve the Borrower’s and Lender’s respective and several interests in the Collateral.

6.
The Borrower shall perform all steps reasonably requested by Lender to create and maintain in Lender’s favor a valid perfected first lien in all Borrower’s right, title and interest now owned or hereafter acquired in the Collateral.

7.
Other than archived books and records, the Borrower shall maintain and keep all of its books and records concerning the Collateral at its location as listed in the introductory paragraph or at such other locations of which it shall have provided Lender thirty (30) days’ prior written notice.

8.	Without giving the Lender at least thirty (30) days’ prior written notice, the Borrower shall not (i) change the state of its incorporation or formation (if applicable) or (ii) change its name.

ARTICLE IV
CONDITIONS PRECEDENT

4.1 CONDITONS PRECEDENT TO FUNDING. The obligation of Lender to make the Loan is subject to the conditions precedent that Lender shall have received the following, in form and substance satisfactory to Lender, prior to the Closing Date:

(a)	this Agreement, duly executed by Borrower and Lender.

(b)	the Guaranty, attached hereto.

(c)	a promissory note duly executed by the Borrower evidencing the Loan (the “Note”).

(d)
all third-party consents, assignments and residual redirection letters, duly executed by the Borrower and third parties necessary to ensure payment of Residuals directly to Lender as set forth on Exhibit C attached hereto (collectively, the “Third Party Consents and Assignments”).

(e)	[Omitted].

(f)
a duly executed certificate of an authorized officer of the Borrower, attaching (i) true and complete copies of its constitutive documents in effect as of the date hereof, (ii) a true and complete copy of resolutions duly adopted by the authorized governing body of Borrower, authorizing the execution, delivery and performance by Borrower of each of the Loan Documents to which it is a party, (iii) an incumbency certificate, and (iv) a certificate of good standing, issued by the Secretary of State of the state of Borrower’s incorporation or formation, dated not more than ten (10) business days before the Closing Date.

(g)	A pay proceeds letter duly executed by the Borrower, Guarantor and Lender.

(h)
Lender shall have received (i) a fully executed operating agreement for Borrower, naming Thomas A. Hyde and Robert Winspear as Managing Members and reflecting the 100% ownership of all of its equity securities by Guarantor, (ii) a certificate of designation of preferred stock by and between Borrower and each of Steven Lemma and Mychol Robirds, (iii) a fully executed Exchange Agreement between Borrower and each of Steven Lemma, Mychol Robirds and E-Cig Ventures, LLC (and all amendments), and (iv) a fully executed Option Agreement and Residual Purchase Agreement between E-Cig Ventures, LLC and Borrower including all completed and signed exhibits and ancillary documents.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. The Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement:

(a)	Purpose. The Borrower represents that this loan is for commercial and business purposes only.

(b)
Legal Status. The Borrower has been duly organized and is validly existing under the laws of its state of incorporation or formation, as the case may be, and is qualified to transact business, and has made all filings and is in good standing, in every jurisdiction in which the nature of its business requires such qualifications.

(c)
No Violation. The making and performance by the Borrower of the Loan Documents does not violate any provision of law, nor any provision of the Borrower’s formation documents, including, without limitation, articles of incorporation, bylaws, operating agreement or any partnership or trust agreement, or result in a breach of, or constitute a default under, any agreement, indenture or other instrument to which the Borrower is a party or by which Borrower may be bound.

(d)
Authorization; Enforceability. This Agreement and the other Loan Documents have been duly authorized, executed and delivered, and are legal, valid and binding agreements of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, solvency, reorganization, moratorium or similar laws effecting creditors’ rights generally and by general principles of equity.

(e)
Financial Statements. All financial statements and reports that may have been required and presented to Lender in conjunction with the transaction which is the subject of this Agreement, have been prepared in conformity with GAAP and are consistently applied, fairly and accurately present the financial condition and income of the subject thereof, as of the date given, and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial statements not misleading. Since the date of such financial statements, the Borrower attests that there has been no adverse material change in the financial condition or operations of the subject thereof.

(f)
Consent and Licenses. No consent, approval or authorization of, or registration or filing with, any governmental body or authority, or any other person, firm or entity not a party hereto, is or will be required as a condition to the valid execution, delivery, performance or enforceability of the Loan Documents, or the transactions contemplated hereby or thereby, or to the conduct of the Borrower’s business.

(g)
Litigation. There is no litigation either pending or, to the best of the Borrower’s knowledge, threatened against the Borrower or any Guarantor before any court or administrative agency, or before any arbitrator, which may have a material adverse effect on the assets, business, financial conditions or operations of the Borrower, or which would prevent or hinder the performance of the Borrower’s obligations under the Loan Documents.  Furthermore, neither the Borrower nor any Guarantor has violated any law and, to the best of its knowledge, is not the subject of any investigation by a governmental agency that could result in an indictment or a forfeiture or seizure of any of its assets except as has been disclosed to Lender.

(h)	Solvency. The Borrower is now and, after giving effect to the Loan, will be, solvent.

(i)
Taxes. The Borrower and Guarantor has filed or caused to be filed all federal, state and local tax returns that are required to be filed and has paid all other taxes, assessments, and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax, assessment, government charge or levy is being contested in good faith and by appropriate proceedings and adequate reserves in compliance with GAAP have been set aside on the Borrower’s books therefore.

(j)
Disclosure. No representation or warranty by the Borrower in this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein not misleading. There is no fact or development known to the Borrower which materially adversely affects, or which might in the future, in the Borrower’s reasonable judgment, materially adversely affect the Borrower’s Portfolio or Borrower’s continuing business relationship with the Merchants, which has not been set forth in this Agreement.

(k)
Merchant Agreements.  The Merchant Agreements are not currently mortgaged or encumbered, Borrower has not assigned, transferred or conveyed, directly or indirectly, to any other party any of its rights under the Merchant Agreements and no third party has a right to claim against the Merchant Agreements or setoff against amounts due to Borrower thereunder.

ARTICLE VI
COVENANTS OF BORROWER

6.1 AFFIRMATIVE COVENANTS. From the Effective Date and so long as any Loan Obligations remain unpaid, the Borrower shall, unless Lender otherwise consents in advance in writing, do each of the following:

a)
Books and Records. The Borrower shall at all times keep accurate and complete books, records and accounts of all of the Borrower’s business activities including all residual reports, prepared in accordance with GAAP and Borrower shall permit Lender, or any persons designated by Lender, at any reasonable time, to inspect, audit and examine such books, records and accounts and to make copies or extracts thereof.  On a monthly basis, the Borrower will provide to the Lender copies of the monthly residual reports pertaining to the Collateral.  In addition, the Borrower shall provide quarterly financials to the Lender.

b)
Notices. The Borrower shall promptly notify Lender in writing of the occurrence of any Event of Default under any of the Loan Documents or any act or event which, with the giving of notice or the passage of time, or both, would be such an Event of Default and of any legal action, proceeding or investigation threatened or instituted against the Borrower that might have a material adverse effect upon the operations, or financial condition or business of the Borrower or Borrower’s ability to repay the Loan.  If such an Event of Default existed and the Lender has been notified, from time to time, at Lender’s request, no less than one of the Borrower’s will furnish to Lender a summary of the status of all such actions, proceedings or investigation.

c)
Maintain Business. The Borrower shall maintain in full force and effect all licenses, permits, insurance, authorizations, bonds, franchises and other rights necessary or desirable to the profitable conduct of its business, shall continue in, and limit its operations to, the same general lines of business as are presently conducted and shall comply with all applicable laws, orders, regulations and ordinances of all governmental authorities, and, if a corporation or partnership, shall maintain its corporate or partnership existence.  The Borrower shall pay to ISO and its affiliates, promptly when due, all amounts in respect of annual registration fees (with respect to VISA and MasterCard, or to the ISO directly) and will maintain minimum residual account levels as required under any agreement between Borrower and ISO.

d)
Additional Assurances. Borrower shall make, execute and deliver to Lender such promissory notes, financial statements, control agreements, instruments and other agreements as Lender or its counsel may reasonably request to evidence and secure the Loan and to perfect Lender’s security interest hereunder.

e)	Use of Loan Proceeds. Borrower shall apply all Loan proceeds towards business and commercial purposes only.

f)
Indemnification. The Borrower shall defend, indemnify, pay and hold harmless, Lender and its affiliates and their respective officers, partners, directors, trustees, employees, members, managers, representatives and agents (each an “Indemnitee”), from and against any and all liabilities, obligations, losses, damages, penalties, claims, reasonable costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity) incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Loan Document or the transactions contemplated hereby or thereby.

g)
Notice of Certain Events. Borrower shall give prompt written notice (with a description and reasonable detail) to Lender of any known occurrence of any Event of Default, or any known event which, with the giving of notice or the lapse of time, would constitute an Event of Default.

h)	Compliance with Laws, Etc. Borrower shall comply in all material respects with all applicable laws, rules and regulations in good faith.

6.2 NEGATIVE COVENANTS. From the Effective Date and so long as any of the Loan Obligations remain unpaid, the Borrower shall not, without the prior written consent of Lender, do any of the following:

a)
Non Solicitation of Merchants: Directly or indirectly, knowingly cause or knowingly permit any of its employees, agents, principals, affiliates, subsidiaries or any other person or entity with whom it has the right by contract to interfere with, disrupt, or attempt to interfere with or disrupt, any past, present or prospective business relationship of Lender, contractual or otherwise, related to or arising from the Merchants including soliciting or enticing any Merchant or otherwise cause any Merchant to terminate or cancel its existing credit card or check processing or any Merchant Agreements, or any other agreements related to the payment of Residuals.  This section shall apply during the term of this Agreement.

b)	Liens.

1.
Permit any lien, security interest or other charge or encumbrance, or other type of preferential arrangement, upon or with respect to any of the Collateral, which secures debt of any Person, except for the security interests of the Lender pursuant to the Loan Documents.

2.
Permit any lien, security interest or other charge or encumbrance, or other type of preferential arrangement, upon or with respect to any of the properties or income of the Borrower (other than the Collateral), which secures debt of any person, without first providing the Lender thirty (30) days advance notice and opportunity to review and modify such lien, security interest or other charge or encumbrance or other type of preferential arrangement, so as to ensure Lender’s security interests in the Collateral remain unaffected.

c)
Organization; Name; Chief Executive Office.  Change its state of organization, name or location of its chief executive office without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

d)
Amendments to Organizational Documents. Amend its articles of organization or incorporation, operating agreement, bylaws or any other organization document in any material respect without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or condition.

e)	Amendments. Materially amend, modify, terminate or waive any of its rights under any of the Agreements listed on Exhibit A attached hereto without Lender’s consent.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

7.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall immediately and automatically constitute an “Event of Default” under this Agreement:

a)
Payment Obligations. The Borrower fails to make any of the required payments (including principal, interest, fees, etc) as set forth in any Loan Document within seven (7) days of any due date (with the Borrower having the right to pay Lender directly to the extent the Residuals are insufficient to make any payments hereunder). In no event shall an Event of Default occur due to the inaction of Lender to transfer to itself from the Residuals, the required payment, to the extent funds are available from said Residuals.

b)
Breach of Representation or Warranty. Any representation or warranty made by the Borrower or Guarantor in connection with any Loan Document shall prove to have been incorrect in any material respect when made or during the time period when Loan Obligations remain outstanding.

c)
Breach of Covenants. A Borrower fails to perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure remains unremedied for fifteen (15) days after written notice thereof shall have been given to the Borrower by Lender.

d)
Breach of Residual Requirement. During the term of this Agreement, if the Residuals delivered in order to satisfy the Monthly Payment are less than the Baseline Amount in any applicable period and any such failure shall remain unremedied for ninety (90) days after written notice thereof shall have been given to the Borrower by Lender; provided, that if the Residuals delivered in order to satisfy the Monthly Payment are equal to or less than $190,000 at any time, it shall be deemed immediately and automatically to be an Event of Default.

To the extent practical, with Lender’s written consent, a Borrower can cure the prospective Event of Default set forth in this subsection (d) by placing additional merchants or residuals with Lender that may be accepted or declined in Lender’s sole discretion in order to remedy any shortfall in the Residuals.

e)	Movement by Borrower of Merchants. The Borrower moving any of the Merchants to a competitor of Lender (as determined by Lender, in Lender’s reasonable discretion).

f)
Borrower Insolvency. The Borrower or Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or Guarantor seeking to adjudicate it a bankrupt or insolvent company, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Borrower or Guarantor shall take any corporate action to authorize any of the actions set forth above in this subsection.

g)
Change of Ownership. Borrower shall dissolve, merge, consolidate with other Persons, or sell, transfer or encumber fifty-one percent (51%) or more of the outstanding equity interests of itself, or suspend or discontinue doing business without Lender’s prior written consent.

h)
ISO Charge-Backs.  Borrower shall fail to pay to Lender, promptly on demand, any amounts that ISO or any other party shall deduct from any payments due to Lender hereunder in respect of charge-backs and other liabilities of Borrower under the ISO Services Agreement, or any third parties, including, but not limited to, MasterCard and Visa.

7.2 REMEDIES. Upon the occurrence of an Event of Default and at any time while such Event of Default is continuing, Lender may, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived) and, notwithstanding the provisions contained in any other document or instrument executed or to be executed by Borrower or Guarantor hereunder or contained in any other agreement, take any one or more of the following actions:

(a)
Declare the entire principal and any accrued interest on all Loan Obligations, together with all costs and expenses, to be immediately due and payable, and to enforce payment thereof by any means permitted by law or in equity;

(b)
The interest due under the Loan Documents shall, at the option of the Lender, convert to the Default Rate and the interest due under the Loan Documents shall remain at the Default Rate for so long as an Event of Default is outstanding and not cured, if curable;

(c)
All interest due in accordance with the immediately preceding paragraph shall immediately compound at such Default Rate and thereafter interest at the Default Rate shall compound monthly until the satisfaction of all amounts and other liabilities and obligations due under the Loan Documents;

(d)	Without accelerating payment, enforce the payment of sums of principal and interest then due (including any penalty interest or late payment charges as set forth herein);

(e)
Require the Borrower to take or refrain from taking any action which may be necessary to cure such Event of Default and to obtain affirmative or negative injunctions or restraining orders with respect thereto;

(f)	Omitted.

(g)	File suit for any sums owing or for damages;

(h)	Exercise any other remedy or right provided in law or in equity or permitted under this Agreement or any of the other Loan Documents;

(i)	If a breach of Section 6.2(a) shall have occurred, Lender shall have the additional remedies set forth therein;

(j)
Collect and apply one hundred percent (100%) of the Residuals existing as of the Effective Date and/or hereafter acquired by the Borrower to the repayment of the Loan Obligations until the Loan is paid in full; and

(k)	Take possession of and succeed to all right, title and interest in, to and under the Collateral subject to Section 2.8(d) hereto.

7.3 REMEDIES CUMULATIVE. Each and every power or remedy herein specifically given shall be in addition to every other power or remedy, existing or implied, given now or hereafter existing at law or in equity, and in each and every power and remedy herein specifically given or otherwise so existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission of Lender in the exercise of any right or power accruing hereunder shall impair any such right or power or be construed by a waiver of any default or acquiescence therein.

7.4 ATTORNEYS’ FEES AND EXPENSES.  In connection with legal fees related to the preparation and negotiation of this Agreement, Borrower shall reimburse to Lender the Attorney Fees contemporaneous with the execution of this Agreement.  In addition, the Borrower shall pay Lender’s attorneys’ fees and costs incurred in the collection of any indebtedness hereunder, or in connection with any claim, action, dispute, controversy or proceeding related hereto or arising hereunder, whether directly or indirectly, and whether or not suit is brought, and any attorneys’ fees and costs incurred by Lender in any proceeding under the U.S. Bankruptcy Code in order to collect any indebtedness hereunder or to preserve, protect or realize upon any security for such indebtedness.

ARTICLE VIII
MISCELLANEOUS

8.1 PARTIES. This Agreement is made solely among the Borrower, the Guarantor and Lender and no other person shall have any right of action hereunder, except ISO Holdings on behalf of Lender. The parties expressly agree that no person, except ISO Holdings, shall be a third-party beneficiary to this Agreement.

8.2 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents and any other documents incorporated herein or therein by reference and all related exhibits and schedules, constitutes the sole and entire agreement of the parties with respect to the subject matter of this Agreement and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter. The parties have not relied on any statement, representation, warranty or agreement of the other Party or of any other person on such Party's behalf, including any representations, warranties, or agreements arising from statute or otherwise in law, except for the representations, warranties, or agreements expressly contained in this Agreement, including any claims for extra-contractual promises, representations or warranties of any kind.

8.3 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assignable by the Borrower without first obtaining the express written consent of Lender.  If such consent is granted then any purported assignment made in contravention of that consent shall be void.  Lender may assign any part of or all of the Loan and its rights and obligations hereunder at any time in its sole discretion. Lender may participate in all or any portion of the Loan with such other party or parties as Lender shall select.

8.4 NO WAIVER; REMEDIES. Any waiver of any of the terms of this Agreement by Lender shall not be construed as a waiver of any other term of this Agreement, and no waiver shall be effective unless made in writing. The failure of Lender to exercise any right with respect to the declaration of any default or Event of Default shall not be deemed or construed to constitute a waiver by or to preclude Lender from exercising any right with respect to such default or Event of Default at a later date or with respect to any subsequent default or Event of Default by the Borrower.

8.5 BANKRUPTCY PROCEEDINGS.  Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by this Agreement or to require that all Collateral shall continue to secure all of the indebtedness owing to the Lender in accordance with this Agreement and the supporting documents.

8.6 WAIVER OF TRIAL BY JURY.  THE BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING, DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR THE BORROWER.

8.7 GOVERNING LAW / VENUE. This Agreement and each of the Loan Documents shall be construed in accordance with and governed by the internal law, and not the law of conflicts, of the State of Arizona as an agreement wholly performed in the State of Arizona. Any dispute, action, litigation or other proceeding concerning this Agreement shall be instituted, maintained, heard and decided in the federal or state courts situated in Scottsdale, Arizona; the parties irrevocably and unconditionally consent to the personal and subject matter jurisdiction of such courts in connection with any dispute arising hereunder or directly or indirectly related hereto.

8.8 TIME. Time is of the essence in the interpretation of all the clauses in this Agreement.

8.9 ARTICLE AUTHORITY.  The Borrower represents that the Borrower has full power, authority and legal right to execute and deliver this Agreement and all accompanying documentation and that this Agreement and the accompanying documentation constitute valid and binding obligations of the Borrower.

8.10 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Loan Obligations are outstanding and unpaid.

8.11 NOTICES.  Any notices required or permitted to be given pursuant to the Loan Documents shall be in writing and shall be given by personal delivery, by first class mail via the United States mail, postage prepaid, to the addressees provided by the parties or electronic mail.  Any such notice shall be deemed received for purposes of this Agreement upon delivery if given by personal delivery, three (3) business days after the mailing thereof if given by mail or the next business day if given by electronic mail. If either party desires to change the address to which notices are to be sent it shall do so in writing and deliver the same to the other party in accordance with the notice provisions set forth above.

8.12 AMENDMENTS, ETC.  No amendment or waiver of any provision of any Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Lender and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.13 SEVERABILITY; COUNTERPARTS. If any term or provision of this Agreement or of any other Loan Document, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement or any other Loan Document, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The signatures to this Agreement may be evidenced by facsimile or scanned email copies reflecting the party’s signature hereto, and any such facsimile copy or scanned email copies shall be sufficient to evidence the signature of such party as if it were an original signature.

8.14  BORROWER ACKNOWLEDGMENT. Borrower acknowledges that (i) it has been advised to consult with legal counsel prior to entering into this Agreement and the related Loan Documents; and (ii) the Loan Documents and that certain Portfolio Purchase Agreement between Lender and Borrower on even date herewith (the “Purchase Agreement”) are separate and distinct agreements, and any exercise of rights or waiver of any provision hereunder or thereunder are separate and solely enforceable pursuant to the terms stated in the agreement pursuant to which such right is exercised or such provision is waived.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers and duly authorized, as of the date first written above.

BORROWER: PAYPROTEC OREGON, LLC D/B/A SECURUS PAYMENTS By: ___________________________ Name/Title: ____________________ E-mail: ________________________	LENDER: BLUEACRE VENTURES LLC By: TBWOIWKM LLC Its Managing Member By: ___________________________ Name/Title: Nick Glimcher, Managing Member E-mail: Nick@nrgbv.com

GUARANTY. The undersigned  “Guarantor” absolutely and unconditionally guarantees the prompt payment to Lender, including its successors and assignees, of any and all Loan Obligations. Guarantor further agrees to repay the Loan Obligations on demand, without requiring Lender first to enforce payment against Borrower. This is a guarantee of payment and not of collection. This is an absolute, unconditional, primary, and continuing obligation and will remain in full force and effect until the first to occur of the following: (i) all of the Loan Obligations have been indefeasibly paid in full, and Lender has terminated this Guaranty, or (ii) 30 days after the date on which written notice of revocation is actually received and accepted by Lender. No revocation will affect: (i) the then existing liabilities of the revoking Guarantor under this Guaranty; (ii) Loan Obligations created, contracted, assumed, acquired or incurred prior to the effective date of such revocation; (iii) Loan Obligations created, contracted, assumed, acquired or incurred after the effective date of such revocation pursuant to any agreement entered into or commitment obtained prior to the effective date of such revocation; or (iv) any Loan Obligations then or thereafter arising under the agreements or instruments then in effect and then evidencing the Loan Obligations. Guarantor waives all notices to which the Guarantor might otherwise be entitled by law, and also waives all defenses, legal or equitable, otherwise available to the Guarantor. This Guaranty shall be construed in accordance with the laws of the State of Arizona, and shall inure to the benefit of Lender, its successors and assigns. To the extent not prohibited by applicable law, the Guarantor waives its right to a trial by jury of any claim or cause of action based upon, arising out of or related to this guaranty, the Agreement and all other documentation evidencing the Loan Obligations, in any legal action or proceeding. Any such claim or cause of action shall be tried by court sitting without a jury in Scottsdale, AZ.

GUARANTOR
EXCEL CORPORATION By:________________________________ Name/Title: _________________________ E-mail:_____________________________

SCHEDULE 2.4

MONTHLY PAYMENT SCHEDULE

Due Date	Monthly Payment	Monthly Principal	Monthly Interest
Months 1-36	$48,333.33	$33,333.33	$15,000.00

EXHIBIT A

MERCHANT AGREEMENTS

The Marketing Agreement dated August 11, 2010 by and among Borrower, First Data Merchant Services Corporation, and Wells Fargo Bank, N.A., as amended by the Amendment to Marketing Agreement dated effective January 25, 2012 by and among Borrower, First Data Merchant Services Corporation, and Wells Fargo Bank, N.A. (collectively, the “ISO Services Agreement”).

EXHIBIT B

MERCHANTS

[Please see attached Excel Spreadsheet]

EXHIBIT C

THIRD PARTY CONSENTS AND ASSIGNMENTS

Right of First Refusal Waiver and Payment Instructions Letter Agreement, dated as of June 30, 2014, by and among ISO, Wells Fargo Bank, N.A., Borrower and Lender.